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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 1999


                      THE READER'S DIGEST ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                     1-10434                        13-1726769
 (State or other           (Commission File Number)           (I.R.S. Employer
 jurisdiction of                                             Identification No.)
 incorporation or
  organization)


          Pleasantville, New York                             10570-7000
 (Address of principal executive offices)                     (Zip Code)

               Registrant's telephone number, including area code:
                                 (914) 238-1000





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                                                             Page 1 of 36 pages.



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ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 1, 1999, pursuant to the terms of the Stock Purchase Agreement dated as of August 25, 1999 by and among The Reader's Digest Association, Inc. ("Reader's Digest"), Books Are Fun, Ltd. ("Books Are Fun") and the other parties listed therein, Reader's Digest completed the acquisition of all of the outstanding stock and other equity interests of Books Are Fun from Earl Kaplan; Equity Group Investments, Inc., an investment firm controlled by Samuel Zell; and certain other existing equity holders, for approximately $380 million in cash, including the repayment of existing debt, and before any working capital adjustments (the "Purchase Price"). The Purchase Price was determined by negotiation among the parties and was financed through a combination of cash on hand and $120 million in borrowings by Reader's Digest under its principal revolving credit facility with a syndicate of banks. The names of the banks are not included in this document, but have been filed with the Securities and Exchange Commission as part of Exhibit 10.19 to Reader's Digest's Annual Report on Form 10-K for the year ended June 30, 1999. The acquisition includes the new Books Are Fun principal operating facilities in Fairfield, Iowa which Reader's Digest intends to maintain.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

The following audited financial information of Books Are Fun as of December 31, 1998 and the year then ended are included as Exhibit 99.1 to this 8-K:

         Report of Independent Auditors.

         Balance Sheet.

         Statement of Operations.

         Statement of Stockholders' Equity (Deficit).

         Statement of Cash Flows.

         Notes to Financial Statements.

The following unaudited financial information of Books Are Fun as of June 26, 1999 and June 27, 1998 and the interim period then ended are included as Exhibit
99.2 to this 8-K:

         Balance Sheet.

         Statements of Operations.

         Statements of Cash Flows.



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         Notes to Financial Statements.

(B)      PRO FORMA FINANCIAL INFORMATION:

The unaudited pro forma condensed financial information is based on the historical consolidated financial statements of Reader's Digest as of June 30, 1999 and Books Are Fun as of June 26, 1999. Such historical information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable. This information should be read in conjunction with the separate historical financial statements and accompanying notes of Reader's Digest included in the company's 1999 annual report on Form 10-K filed with the Securities and Exchange Commission on September 16, 1999.

The unaudited pro forma condensed information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

The pro forma financial information was prepared using the purchase method of accounting with Reader's Digest treated as the acquirer. The purchase accounting adjustments made for pro forma purposes are preliminary and have been made solely for purposes of developing pro forma financial information. Reader's Digest is in the process of determining the fair value of certain assets and liabilities. The allocation of the excess purchase price to identified intangibles and goodwill and the related determination of lives is subject to change pending completion of the analysis. The impact of these changes could be significant.

The following unaudited pro forma financial information of the combined entities of Reader's Digest and Books Are Fun as of June 30, 1999 and the year then ended are included as Exhibit 99.3 to this 8-K:

         Condensed Balance Sheet.

         Condensed Statement of Income.


(C)      EXHIBITS

Exhibit No.   Description
-----------   -----------

  2.1 Stock Purchase Agreement dated August 25, 1999 by and among The Reader's Digest Association, Inc., Books Are Fun, Ltd. and the other parties listed therein, filed as Exhibit 10.28 to the registrant's Annual Report on Form 10-K for the year ended June 30, 1999.

  23.1        Consent of Ernst and Young LLP.

  99.1 Books Are Fun, Ltd. audited financial results and other information as of and for the year ended December 31, 1998.



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  99.2        Books Are Fun, Ltd. unaudited financial results and other
              information as of and for the interim periods ending June 26, 1999 and June 27, 1999.

  99.3 Reader's Digest Association, Inc. unaudited pro forma condensed financial results as of and for the year ended June 30, 1999.











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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   THE READER'S DIGEST ASSOCIATION, INC.
                                               (Registrant)



Date:  October 7, 1999
                                   /s/  George S. Scimone
                                   -----------------------------------------
                                   George S. Scimone
                                   Senior Vice President and
                                   Chief Financial Officer







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                                  EXHIBIT INDEX



Exhibit No.   Description
-----------   -----------

   2.1 Stock Purchase Agreement dated August 25, 1999 by and among The Reader's Digest Association, Inc., Books Are Fun, Ltd. and the other parties listed therein, filed as Exhibit 10.28 to the registrant's Annual Report on Form 10-K for the year ended June 30, 1999.

   23.1       Consent of Ernst and Young LLP.

   99.1 Books are Fun, Ltd. audited financial results and other information as of and for the year ended December 31, 1998.

   99.2 Books Are Fun, Ltd. unaudited financial results and other information as of and for the interim periods ending June 26, 1999 and June 27, 1999.

   99.3 Reader's Digest Association, Inc. unaudited pro forma condensed financial results as of and for the year ended June 30, 1999.


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